UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, at the annual general meeting of TE Connectivity Ltd. (the “Company”) held on March 7, 2012, the Company’s shareholders approved the equivalent of a dividend payment in the form of a distribution to shareholders through a reduction of par value of 0.80 Swiss francs (CHF) per share payable in four equal installments, starting with the third fiscal quarter of 2012 and ending in the second fiscal quarter of 2013. The first installment of the distribution was paid on June 15, 2012 to the Company’s shareholders of record at the close of business on June 1, 2012.  The second installment of the distribution was paid on September 14, 2012 to the Company’s shareholders of record at the close of business on August 31, 2012.  The third installment of the distribution will be paid in US dollars equal to US$0.21 per share on December 14, 2012 to the Company’s shareholders of record at the close of business on November 30, 2012.

The Company’s amended and restated Articles of Association, reflecting the third installment of the par value reduction of CHF 0.20 per share, became effective upon their filing with the commercial register of the Canton of Schaffhausen, Switzerland on November 30, 2012 and, as a result, the par value of each share of the Company is now CHF 0.77.

A copy of the Company’s amended and restated Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
3.1	Articles of Association of TE Connectivity Ltd. (TE Connectivity AG) (TE Connectivity SA), as amended and restated
4.1	Form of Share Certificate (reflecting the par value of CHF 0.77 per share)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: November 30, 2012